Exhibit 10.25

Free English Translation

Certain information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the parties customarily and actually treat as private or confidential. The omissions have been indicated by (“[***]”).

EQUITY PURCHASE AGREEMENT AND OTHER COVENANTS

Buyer

PICPAY PARTICIPAÇÕES E INVESTIMENTOS LTDA.

Sellers

THIAGO COELHO LEÃO DE MOURA,

EDUARDO VIEGAS SILVA,

MARINA BRANCO PERES LEÃO DE MOURA,

KATIA REGINA NIGRI ZENDRON VIEGAS,

SARAH GRAWER RENNÓ

RRENNO PARTICIPAÇÕES LTDA., and

RENATO AGRICOLA RENNÓ

Consenting Intervening Parties

KOVR PARTICIPAÇÕES S.A.,

KOVR SEGURADORA S.A.,

KOVR PREVIDÊNCIA S.A.,

KOVR CAPITALIZAÇÃO S.A.,

ESTRUTURAL CORRETORA ASSESSORIA E CONSULTORIA DE SEGUROS LTDA.,

RAFAEL ABRAS MENDES, and

PICPAY BANK – BANCO MÚLTIPLO S.A.

dated September 19, 2025

EQUITY PURCHASE Agreement AND OTHER COVENANTS

By this private instrument:

(I)	PICPAY PARTICIPAÇÕES E INVESTIMENTOS LTDA., a limited liability company registered with the National Register of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 60.498.924/0001-91, with its headquarters at Avenida Manuel Bandeira, No. 291, Atlas Office Park condominium, block A, Suite 43, Vila Leopoldina, ZIP code 05317-020, in the City of São Paulo, State of São Paulo, hereby represented in accordance with its articles of association (“Buyer”);

(II)	THIAGO COELHO LEÃO DE MOURA, Brazilian, married, businessman, bearer of the Identity Card No. [***], issued by [***], registered with CPF/MF under No. [***], resident and domiciled at [***], in the City of [***], State of [***], ZIP code [***] (“Thiago”);

(III)	EDUARDO VIEGAS SILVA, Brazilian, married under the partial community property regime, businessman, bearer of the Identity Card No. [***], issued by [***], registered with CPF/MF under No. [***], resident and domiciled at [***], in the City of [***], State of [***], ZIP code [***] (“Eduardo”);

(IV)	RRENNÓ PARTICIPAÇÕES LTDA., a private legal entity, registered with the CNPJ/MF under No. 31.907.763/0001-44, with its headquarters at Avenida Barão Homem de Melo, No. 4494, Suite No. 1117, Estoril, in the City of Belo Horizonte, State of Minas Gerais, ZIP code 30.494-270, hereby represented under the terms of its articles of association (“RRennó”)

(V)	RENATO AGRICOLA RENNÓ, Brazilian, married under the regime of total separation of property, businessman, bearer of the Identity Card No. [***], issued by [***], registered with the CPF under No. [***], with commercial address in the City and State of [***], at [***], ZIP code [***] (“Renato”, and together with Thiago, Eduardo, and Rennó, “Kovr Sellers”);

(VI)	KATIA REGINA NIGRI ZENDRON VIEGAS, Brazilian, businesswoman, married under the partial community property regime, bearer of the Identity Card No. [***], issued by [***], registered with CPF/ME under No. [***], resident and domiciled at [***], in the City of [***], State of [***], ZIP code [***] (“Katia”);

(VII)	MARINA BRANCO PERES LEÃO DE MOURA, Brazilian, married under the regime of total separation of property, businesswoman, bearer of the Identity Card RG [***], issued by [***], registered under CPF/ME No. [***], resident and domiciled at [***], ZIP code [***], in the City of [***], State of [***] (“Marina”); and

(VIII)	SARAH GRAWER RENNÓ, Brazilian, married under the regime of total separation of property, businesswoman, bearer of Identity Card RG [***], issued by [***], registered under CPF/ME No. [***], resident and domiciled at [***], ZIP code [***], in the City of [***], State of [***] (“Sarah”, and together with Katia and Marina, the “Estrutural Sellers” and, together with the Kovr Sellers, the “Sellers”).

The Buyer and the Sellers, each considered a “Party” and, when considered together, the “Parties.”

And, also, as Consenting Intervening Parties,

(IX)	KOVR PARTICIPAÇÕES S.A., a corporation registered with the CNPJ/MF under No. 20.404.895/0001-37, registered under NIRE 333003123-31 with the Board of Trade of the State of Rio de Janeiro (“JUCERJA”), with its headquarters at Praia do Botafogo, No. 228, 1702, Bairro Botafogo, Rio de Janeiro/RJ, ZIP code 22230-906, in the City of Rio de Janeiro, State of Rio de Janeiro, hereby represented in accordance with its bylaws (“Kovr”);

(X)	ESTRUTURAL CORRETORA ASSESSORIA E CONSULTORIA DE SEGUROS LTDA., a limited liability company registered with the CNPJ/MF under No. 40.154.594/0001-00, with its headquarters at Avenida Barão Homem de Melo, No. 4494, room 1116, Estoril, ZIP Code: 30494-270, City of Belo Horizonte, State of Minas Gerais, hereby represented in accordance with its articles of association (“Estrutural”);

(XI)	KOVR SEGURADORA S.A., a corporation, with its headquarters at Avenida Brigadeiro Faria Lima, No. 3477, Torre B, 2nd floor – part, Itaim Bibi, ZIP code 04538-133, in the City of São Paulo, State of São Paulo, registered with the CNPJ/MF under No. 42.366.302/0001-28 (“Kovr Seguradora”);

(XII)	KOVR PREVIDÊNCIA S.A., a corporation, with its headquarters at Avenida Brigadeiro Faria Lima, No. 3477, 2nd floor - part, Itaim Bibi, ZIP code 04538-133, registered with the CNPJ/MF under No. 17.479.056/0001-73, in the City of São Paulo, State of São Paulo (“Kovr Previdência”);

(XIII)	KOVR CAPITALIZAÇÃO S.A., a corporation, with its headquarters at Avenida Brigadeiro Faria Lima, No. 3477, Torre B, 2nd floor – part, Itaim Bibi, ZIP code 04538-133, in the City of São Paulo, State of São Paulo, registered with the CNPJ/MF under No. 93.202.448/0001-79 (“Kovr Capitalização”, and together with Kovr Seguradora, Kovr Previdência, Estrutural and Kovr, “Companies” or “Consenting Intervening Companies”)

(XIV)	RAFAEL ABRAS MENDES, Brazilian, single, insurance broker, bearer of Identity Card No. [***], issued by [***], registered with the CPF/ME under No. [***], resident and domiciled at [***], ZIP code [***], in the City of [***], State of [***] (“Intervening Party Rafael”); and

(XV)	PICPAY BANK – BANCO MÚLTIPLO S.A., a corporation, with its headquarters at Avenida Manuel Bandeira, No. 291, Cond. Atlas Office Park, block B, 3rd floor, Vila Leopoldina, ZIP code 05317-020, in the city of São Paulo/SP, registered with the CNPJ/MF under no. 09.516.419/0001-75 (“PicPay Bank”).

WHEREAS:

(A)	On July 25, 2025, the Stock Purchase Agreement and Other Covenants was entered into, whereby the Kovr Sellers undertook to acquire, subject to certain conditions precedent, 20,531,958 (twenty million, five hundred and thirty-one thousand, nine hundred and fifty-eight) shares of the capital stock of Kovr, representing 77.31% (seventy-seven and thirty-one hundredths percent) of the total capital stock of Kovr (“SPA Kovr”), so that, upon completion of such transaction, the Kovr Sellers will hold 100% (one hundred percent) of the common and preferred shares representing the total and voting capital stock of Kovr, on a fully diluted basis, together with all bonuses and rights thereunder (“Shares”);

(B)	On July 25, 2025, the 4th Amendment to the Commercial and Operational Partnership Agreement for Insurance Representation was entered into, whereby BMC Corretora Assessoria e Consultoria de Seguros Ltda. assigned, free of charge, to Estrutural its contractual position in the Commercial and Operational Partnership Agreement for Insurance Representation, entered into between BMC Corretora Assessoria e Consultoria de Seguros Ltda., Banco Master S.A., Kovr Seguradora, Kovr Previdência, and Kovr Capitalização, on September 20, 2020, as amended on August 24, 2023, March 1, 2024, and June 25, 2024 (“4th Amendment” and “Commercial and Operational Partnership Agreement for Insurance Representation,” respectively), so that, upon fulfillment of certain conditions precedent, Estrutural will automatically become the sole and exclusive holder of all rights and obligations under the Commercial and Operational Partnership Agreement for Insurance Representation;

(C)	On the date hereof, the Estrutural Sellers are, and until the Closing Date (inclusive) will remain, holders of 100% (one hundred percent) of the quotas representing Estrutural’s capital stock, on a fully diluted basis, with all their bonuses and rights (“Shares”);

(D)	[***];

(E)	On the Closing Date (inclusive), the Sellers shall be the sole, full, and legitimate holders of the Equity Interests, on a fully diluted basis;

(F)	As of this date (inclusive), directly or indirectly, Kovr is, and until the Closing Date (inclusive), will remain the sole, full, and legitimate holder of: (i) 100% (one hundred percent) of the share capital, on a fully diluted basis, of Kovr Seguradora; (ii) 100% (one hundred percent) of the fully diluted share capital of Kovr Previdência S.A.; and (iii) through Kovr Seguradora, 100% (one hundred percent) of the fully diluted share capital of Kovr Capitalização;

(G)	The Sellers, under the terms of this Agreement, with the consent of the Consenting Intervening Parties, on their behalf and on behalf of any of their Affiliates, intend to sell, and the Buyer intends to purchase, such transaction being subject to certain conditions set forth in this Agreement, the Equity Interests, on a fully diluted basis (including any future Equity Interests and/or rights to Equity Interests in the Companies that may be issued by the Companies and/or that may be owned by the Sellers) corresponding to: (i) all of the Shares of Kovr; and (ii) quotas representing 53% (fifty-three percent) of Estrutural’s capital stock, subject to the Buyer maintaining the Call Option, in accordance with the terms and conditions set forth in this Agreement (“Transaction”); and

(H)	Among other aspects, the Transaction also contemplates the fulfillment of certain exclusivity, non-competition, and non-solicitation obligations by Thiago, Eduardo, Intervening Party Rafael, Renato, and Estrutural Sellers.

The Parties hereby agree to enter into this EQUITY PURCHASE AGREEMENT AND OTHER COVENANTS, which shall be governed by the following terms and conditions (“Agreement”):

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions. The terms and expressions used in capital letters in this Agreement shall have the meanings assigned to them below and in Clause 1.2:

“Affiliate” means, in relation to a Person, any other Person that, directly or indirectly, Controls such Person, is Controlled by such Person, or is under common Control with such Person (i.e., same Controller), and, specifically with respect to any unincorporated entity, universality of rights, trusts or investment fund, whose shares are majority-owned by the Person in question and/or in which the Person in question has powers to decisively influence the management of the respective investment fund and its legal successors, with the term Control referred to herein having the meaning attributed by the definition of Control below.

“Competing Activities” means, cumulatively: (i) all activities provided for in the corporate purpose of the Companies, the Buyer, and its Affiliates; (ii) all activities effectively carried out by the Companies; (iii) activities that constitute acting as a payment institution; (iv) activities that constitute acting as a financial institution; (v) activities that constitute acting as a banking institution; (vi) activities that constitute the exploitation of activities by financial technology companies (fintechs); (vii) activities that constitute the provision of payment processing services; (viii) activities that constitute the issuance of electronic money; (ix) activities that constitute the offering of digital wallet services; (x) activities that constitute the operation of investment platforms; (xi) activities that constitute credit card management; and (xii) activities that constitute the operation of digital banks.

“Independent Auditor” means the independent accounting firm selected from among the following audit firms: PricewaterhouseCoopers Auditores Independentes, KPMG Auditores Independentes, Deloitte Touche Tohmatsu Auditores Independentes, Ernst & Young Auditores Independentes, BDO RCS Auditores Independentes or Grant Thornton Auditores Independentes Ltda., provided that it is not the firm that audited the financial statements of any of the Sellers, the Companies, and/or the Buyer in the last three (3) fiscal years prior to its engagement.

“Governmental Authority” means any government, body, agency, municipality, department, commission, secretariat, or authority, whether public (at the municipal, state, or federal level) or private, regulatory or administrative, judicial or arbitral, or entity of another nature that exercises such powers, including professional entities, civil registries, notary offices, as well as any court, judicial authority, or arbitral tribunal, in Brazil or abroad.

[***].

[***].

“Brazil” or “Country” means the Federative Republic of Brazil.

“CADE” means the Brazilian Administrative Council for Economic Defense.

[***].

[***].

“CDI” means the average rate for overnight interbank deposits, expressed as a percentage, calculated and disclosed daily by the Brazilian Exchange Stock (B3 S.A. – Brasil, Bolsa, Balcão), on its website (or another that may replace it), or, in the event of its extinction, the rate that may replace it.

“CNPJ/MF” means the Brazilian National Register of Legal Entities of the Ministry of Finance.

“Civil Code” means Law No. 10,406, of January 10, 2002, as in force.

“Code of Civil Procedure” means Law No. 13,105, dated March 16, 2015, as in force.

“Employees” means managers, employees, staff, collaborators, service providers or similar.

“Consent” means any assent, consent, approval, waiver, authorization, exemption, qualification, registration, measure, license, permission, or declaration involving any Person or Governmental Authority, including any counterparties, creditors, debtors, and guarantors of the Sellers and/or any Person directly or indirectly involved in the Transaction.

[***].

“Control” means, in relation to a particular Person, (i) the power held by another Person to directly or indirectly elect the majority of the directors and to determine and conduct the policies, administration, and management of such Person, including powers to direct corporate activities and guide the functioning of operations, alone or in conjunction with Affiliates or other Persons bound by a shareholders’ agreement or similar voting agreement; (ii) direct or indirect ownership of more than 50% (fifty percent) of the voting capital stock of the such Person; and (iii) in relation to an investment fund and/or any other entity without legal personality or collective investment vehicles (other than a legal entity for the purposes of Brazilian law, such as partnerships and mutual funds), means the management of the respective entity and/or ownership of the majority of the equity interests issued by it, with a preponderance in decisions relating to such investment fund or vehicle. Terms derived from Control, such as “Controlled,” “Controlling,” and “under Common Control” shall have a meaning analogous to that of Control.

“Ordinary Course of Business” means, with respect to the conduct of the Companies’ business, any practice, transaction, or activity carried out in the ordinary course of business, related to its nature, form, and execution, consistent with its corporate purpose and past practices over the last 3 (three) years, including with respect to: (i) Applicable Accounting Standards, (ii) labor and tax routines, observing changes in the legislation in force applicable to such practices; (iii) litigation management; (iv) commercial practices; (v) compliance with regulatory limits and actuarial metrics; (vi) contracting transactions with related parties on a commutative basis.

“Decision” means any judgment, order, mandate, preliminary injunction, decree, directive, rule, or decision of any court, arbitrator, or other judicial authority or any Governmental Authority, including those related to any Law.

“Claim” means any action, demand, complaint, lawsuit, proceeding, subpoena, notice, infraction notice, arbitration, inquiry, or investigation (whether civil, criminal, administrative, judicial, investigative, or appellate, whether public or private, provided that it is recorded in writing).

“Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks are required or permitted by law to remain closed in the city of São Paulo, in the State of São Paulo.

[***].

“Material Adverse Effect” means any act, fact, event, or circumstance that, individually or collectively, affects, results in, or may result in, a material change or adverse change in (i) the Equity Interests; and/or (ii) the Sellers’ business, operations, conditions (financial or other commercial or strategic conditions), projections, assets, contingencies, or liabilities; and/or (iii) any aspect of the Transaction; and/or (iv) this Agreement; and/or (v) the Option.

[***].

“Exercise of the Call Option” means the Exercise of the Call Option on the Remaining Quotas.

“Discounted Cash Flow” means the economic and financial valuation procedure of a company or asset, performed by an Independent Auditor, based on the projection of free cash flows available to shareholders (after operating expenses, taxes, working capital variations, investments, and debt flows), adjusted to present value by applying a discount rate that reflects the shareholder’s cost of equity. The calculation shall consider: (i) the estimate of free cash flows to shareholders projected for the explicit period defined by the Independent Auditor; (ii) the residual value at the end of the explicit period, obtained from a perpetuity model or appropriate market multiples; (iii) the discount rate corresponding to the cost of equity (Ke), defined based on the Capital Asset Pricing Model (CAPM) or another equivalent methodology deemed appropriate by the Independent Auditor, taking into account the risk-free rate, market risk premium, and beta adjusted to the profile of the company being valued; and (iv) any necessary adjustments resulting from macroeconomic, sectoral, or specific risk assumptions of the company being valued.

“IPCA” means the Broad National Consumer Price Index, as published by the Brazilian Institute of Geography and Statistics (IBGE), provided, however, that in the event of unavailability or non-disclosure of the IPCA index number by the IBGE in any IPCA calculation period, the IPCA for such period of unavailability shall be calculated using the IPCA projection calculated based on the average collected from the Permanent Macroeconomic Advisory Group of the Brazilian Association of Financial and Capital Market Entities – ANBIMA, reported and collected for each projection of the “IPCA-I5” and “Final IPCA,” with no financial compensation due from one Party to the other upon subsequent disclosure of the IPCA.

“Law” means any applicable federal, state, or municipal law, including any ordinary law, statute, treaty, rule, regulation, order, decree, judgment, directive, preliminary injunction, or decision, whether judicial, administrative, or arbitral, or similar action or decision implementing or enforcing any of the foregoing, issued by any governmental authority, domestic or foreign, or an arbitral award of any nature.

“Anti-Corruption Law” means any Law that has as its object the repression and punishment of acts of or related to corruption, fraud, money laundering, bribery, or promise of undue advantage (direct or indirect, pecuniary or otherwise), including Federal Law No. 12,846, of August 1, 2013, Federal Law No. 9,613, of March 3, 1998, Federal Law No. 12,529, of November 30, 2011, and Decree No. 8,420, of March 18, 2015.

“Brazilian Corporation Law” means Law No. 6,404, of December 15, 1976, as amended.

“LGPD” means Law No. 13,709, dated August 14, 2018 (General Data Protection Law).

“Transaction Multiples” means the economic and financial valuation procedure of a company or asset, performed by an Independent Auditor of recognized technical expertise, based on the analysis of market values practiced in transactions effectively concluded, involving companies or assets comparable in terms of size, industry, growth profile, risks, and geography, which have disclosed public data on the transactions. The calculation shall consider: (i) the selection, by the Independent Auditor, of a set of comparable transactions, duly adjusted to reflect market reality and the specific characteristics of the company being evaluated; (ii) the calculation of relevant financial multiples, such as “Enterprise Value/EBITDA,” “Enterprise Value/Revenue,” “Price/Earnings,” or other indicators deemed appropriate, observed in comparable transactions; (iii) the application of the selected multiples to the financial statements or economic indicators of the company being valued, adjusted as necessary to reflect its current position and future prospects; and (iv) any adjustments to capture relevant differences in risk, capital structure, macroeconomic conditions, or industry specifics. The final result will correspond to the range of economic values attributed to the company or asset being valued, and the audit must indicate the applicable reference value for the indication of the Purchase Price Call Option provided for in this Agreement.

“Encumbrance” means any encumbrance, guarantee, lien, or other form of restriction and/or limitation on the enjoyment of full ownership, whether voluntary or involuntary, including, but not limited to, real rights of guarantee (charges, security deposits, pledges, mortgages, antichresis, fiduciary transfer or assignment), usufruct, or any other property right, right of use or enjoyment, commitments, any form of judicial constraint, attachments, seizures, restrictions, limitations on ownership or the full and free use, enjoyment or fruition of any asset or right (or any of the attributes inherent or related to such asset or right and, in the case of shares or quotas, restrictions on any of their political, economic or patrimonial rights), whether as a result of Law or contract, public or private, of any other nature, as well as any other claims that have substantially the same effects as the aforementioned institutions, in addition to seizures, attachments, freezes, and any other types of administrative or judicial constraints. Any guarantee constituted on the Equity Interests within the scope of the Financing shall not be considered an Encumbrance.

“Applicable Accounting Standards” means the generally accepted accounting principles in force in the Federative Republic of Brazil (BR GAAP), in accordance with the Brazilian Corporation Law and the accounting standards defined by the Brazilian Federal Accounting Council (CFC), the Brazilian Institute of Independent Auditors of Brazil (IBRACON) and the determinations of the Brazilian Federal Accounting Council (CFC), or by any other Person that may replace them, or to which the authority to issue determinations relating to accounting matters is assigned, as well as the accounting standards applicable to the International Financial Reporting Standards (IFRS).

“Related Party” means, with respect to a Party (i) that is an individual, his or her spouse, partner, ascendants, descendants, or relatives up to the third degree, or any Person in which such Party holds any interest, directly or indirectly; or (ii) is a legal entity, any Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person; or (iii) an Affiliate of a Party.

“Closing Equity Interests” means, collectively, all Closing Shares and Quotas.

“Equity Interests” means, collectively, all Shares and all Quotas.

“Person” means any individual or legal entity, as well as any entities without legal personality, organized under Brazilian or foreign law, including, without limitation, companies, associations, consortia, joint ventures, trusts, universalities of rights, investment funds, estates, entities without separate legal personality, or other corporate entities.

“Loss” means any direct losses and damages, costs, expenses, fines, liabilities, indemnities, charges, obligations, payments, expenses, disbursements, losses, monetary correction, compensatory or default interest, fees of experts, attorneys, or arbitrators, costs of losing a case, guarantees and deposits, costs, and fees (administrative, judicial, or arbitral). For the purposes of this Agreement, “Loss” also includes indirect damages, loss of chance or opportunity, reputational or image damages, lost profits, loss of revenue, decrease in value, and unrealized contingencies. However, losses arising from insurance obligations and claims assumed by Kovr Seguros in the Ordinary Course of Business are excluded, provided that such obligations are fully reflected in its financial statements and duly measured and provisioned in accordance with the Law and applicable technical standards.

“Acquisition Price” means, collectively, the Kovr Acquisition Price and the Estrutural Acquisition Price.

“Intellectual Property” means all of the following elements, whether or not registered with the Brazilian National Institute of Intellectual Property, and including all respective renewals: intellectual and industrial property rights, including patents, patent applications or requests, utility models, trademarks, service marks, service names, trade names, company names, domain names, IP addresses, social media identifiers and other source codes, copyrights, works and applications subject to copyright, inventions, know-how, trade secrets, recipes, technical data, formulas, emblems, logos, signs, slogans, URL addresses, processes, compositions, methods, financial, marketing, and commercial data, pricing and cost information, business and marketing plans, advertising and promotional materials, customer and supplier lists and information, all computer software (including source code and object code), firmware, development tools, algorithms, technologies, tools, technical information, licenses, applications, software, and computer programs; all databases and data collections, confidential information, and any records, orders, or requests for any of the foregoing items and all physical copies and reproductions of such items (in whatever form or medium).

“Closing Quotas” means the quotas representing 53% (fifty-three percent) of Estrutural’s capital stock.

“Remaining Quotas” means the quotas representing 47% (forty-seven percent) of Estrutural’s capital stock.

“SUSEP” means the Brazilian Superintendence of Private Insurance.

“Third Party” means any Person who is not a Party to this Agreement and/or an Affiliate of a Party to this Agreement.

“Transaction” has the meaning given to it in Whereas (G) of this Agreement.

“Transfer” or related terms, such as “Transferring,” means the act of directly or indirectly performing or promising to perform any of the following actions: sell, assign, transfer, grant rights, grant options, pay up capital, donate, pledge, encumber, or constitute encumbrances, liens, or security rights, or in any other way dispose of, encumber, or dispose of, for any reason whatsoever, or carry out any type of transaction or legal business that results in any Person (i) becomes a shareholder of a company or its successor, including, but not limited to, through mergers, spin-offs, incorporations (including shares) and/or (ii) becomes a beneficiary, through the execution of contracts of any nature, of political and/or economic rights of a company.

“Electronic Transfer” means the transfer of immediately available funds.

“Taxes” means any and all taxes, including levies, tariffs, and social contributions, improvement contributions, social security contributions, tariffs, special contributions, and compulsory loans that exist or may exist in Brazil or in any country in which either Party develops or operates its activities, regardless of their nature, calculation basis, and/or the collecting Governmental Authority, including interest, fines, and other penalties arising therefrom.

1.2.	Defined Terms. The terms below have their meanings defined in the indicated Clauses:

Defined Term	Clause
4th Amendment	Whereas B
Shares	Whereas A
Evaluation	2.2.2
[***]	1.1
PicPay Bank	Preamble
Broker	5.1(vii)
SPA Kovr	Whereas A
CNPJ/MF	Preamble
Buyer	Preamble
Conditions Precedent	3.2
Conditions Precedent of the Buyer	3.2
Conditions Precedent of the Parties	3.1
Agreement	Preamble
Commercial and Operational Partnership Agreement for Insurance Representation	Whereas B
Closing Date	4.1
Longstop Date	3.7
Financial Statements	5.1(xxii)
Eduardo	Preamble
Estrutural	Preamble
Closing	4.1
[***]	Whereas D
Companies Real Estate	5.1(xx)
Confidential Information	10.1
Intervening Party Rafael	Preamble
IPO	2.1.2.(iii)
JUCERJA	Preamble
Katia	Preamble
Kovr	Preamble
Kovr Capitalização	Preamble
Kovr Previdência	Preamble
Kovr Seguradora	Preamble
Mandate	2.12
Marina	Preamble
Closing Notice	3.6
Notice of Loss	6.6
Response Notice	6.7

Non-Compete Obligation	10.4
Non-Solicitation Obligation	10.7
Call Option	2.2
Indemnifying Party	6.6
Party(ies)	Preamble
Indemnified Parties	6.2
Indemnified Parties of the Buyer	6.1
Indemnified Parties of the Sellers	6.2
Exclusivity Period	10.12
Key Persons	10.12
PP Holdings	2.1.2(iii)
Call Option Exercise Period	2.2.1
Purchase Price	2.1.3
Estrutural Acquisition Price	2.1.3
Kovr Acquisition Price	Clause 2.1.2
Call Option Purchase Price	2.2.2
Quotas	Whereas C
Renato	Preamble
Resolution	4.6.2
RRennó	Preamble
Sarah	Preamble
Companies	Preamble
Consenting Intervening Companies	Preamble
Thiago	Preamble
Transaction	Whereas
Early Maturity of the Acquisition Price	2.9
Sellers	Preamble
Estrutural Sellers	Preamble
Kovr Sellers	Preamble

1.3.	Interpretation. In this Agreement, unless otherwise implied by the context:

(i) any references in the singular shall also include the plural and vice versa;

(ii) any references to the masculine or feminine shall include both genders;

(iii) the preamble and annexes form part of this Agreement and shall have the same force and effect as if they were expressly set forth in the body of this Agreement, and any reference to this Agreement shall include any of its recitals and annexes;

(iv) references to this Agreement or any other document shall be construed as references to this Agreement or that other document as amended, modified, renewed, supplemented, or replaced from time to time;

(v) any reference to a “Clause,” unless otherwise provided, shall be deemed to refer to the entire Clause (i.e., including its sub-clauses);

(vi) the headings of clauses, subclauses, parts, paragraphs, and annexes are for convenience only and do not affect the interpretation of this Agreement;

(vii) the expression “in writing” includes any communication made under Clause 9;

(viii) the words “includes,” “including,” and “in particular” shall be interpreted as being for illustrative or emphasis purposes only and shall not be interpreted as limiting or having the effect of limiting the generality of any preceding words;

(ix) references to a Party include the respective successors and authorized assignees of such Party and, in the case of individuals, shall include their legal representatives, heirs, and authorized assignees;

(x) references to provisions of law(s) shall be construed as references to such provisions and their respective amendments, extensions, consolidations, or reissues, or, with respect to changes to their applicability by other rules from time to time, including the provisions from which they originate (with or without modifications), regulations, instruments, or other legal rules subordinate to them;

(xi) all deadlines established in this instrument that end on a day other than a Business Day shall be automatically extended to the next Business Day; and

(xii) references to “this date,” “the date of this instrument,” “the execution date of this Agreement,” and similar words and expressions shall mean the execution date of this Agreement, which shall be considered for all purposes to be the date indicated at the end of this instrument, regardless of the date of completion of signing this agreement.

2.	PURPOSE

2.1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, upon fulfillment of the terms and conditions of this Agreement, the Buyer (either itself or through an Affiliate) agrees to purchase, acquire, and receive from the Sellers, and the Sellers irrevocably and irreversibly agree to Transfer to the Buyer, on the Closing Date, all of the Closing Equity Interests, comprising full ownership and all rights (principal and ancillary) inherent to the Closing Equity Interests, including all property and political rights, fully free and clear of any Encumbrances.

2.1.1. To the Buyer are guaranteed all rights conferred to third parties in good faith in the event of eviction in relation to any of the Closing Equity Interests, without limitation of time or value.

2.1.2. Kovr Acquisition Price. In consideration for the assignment and transfer of the Shares, pursuant to this Agreement, the Buyer shall pay to the Kovr Sellers the total amount of R$ 657,596,501.05 (six hundred and fifty-seven million, five hundred and ninety-six thousand, five hundred and one reais and five centavos) (“Kovr Acquisition Price”), as follows:

(i) [***];

(ii) [***];

(iii) [***];

(iv) [***]; and

(v) [***].

2.1.3. Estrutural Acquisition Price. In consideration for the acquisition of the Closing Quotas, under the terms of this Agreement, the Buyer shall pay the Estrutural Sellers the amount of R$153,996.23 (one hundred and fifty-three thousand, nine hundred and ninety-six reais and twenty-three centavos) (“Estrutural Acquisition Price” and, together with the Kovr Acquisition Price, “Acquisition Price”) on the Closing Date.

2.2. ESTRUTURAL CALL OPTION. The Sellers, with express consent and agreement of the Consenting Intervening Parties, irrevocably and irreversibly grant the Buyer an option to acquire the Remaining Quotas, which may only be exercised after at least 36 (thirty-six) months have elapsed from the Closing Date and in accordance with the terms and conditions below, so that, in the end, the Buyer becomes the sole holder of all of Estrutural’s Shares (“Call Option”), upon payment, in local currency, on this date, by the Buyer to the Sellers, of R$ 1.00 (one Real) to each Seller, who expressly represent to have received the corresponding amount, in accordance with the specific release form contained in Annex 2.2. It is hereby agreed and understood between the Parties that the Call Option may be exercised by the Buyer and/or any of its Affiliates, subject to the Call Option Exercise Period.

2.2.1. Term for Exercising the Call Option. At any time and at its sole and exclusive discretion, the Buyer may, for a period of up to 60 (sixty) months (“Call Option Exercise Period”) following the end of the 36 (thirty-six) month period provided for in Clause 2.2, above, renewable for successive periods by mutual written agreement of the Parties, exercise the Call Option by written notice to the Sellers and the Consenting Intervening Parties, pursuant to Clause 9.1, subject to the provisions of Clause 2.2.2 and subclauses.

2.2.2. Call Option Purchase Price. The purchase price of the Remaining Quotas (“Call Option Purchase Price”) shall be calculated based on an economic and financial valuation of Estrutural (“Valuation”), to be performed by an Independent Auditor, as provided for in the following subclauses.

2.2.2.1. The Sellers shall select any 2 (two) Independent Auditors, and the Buyer shall be responsible for obtaining quotes from both Independent Auditors, it being understood that the Independent Auditor who submits the lowest quote for performing the Valuation shall be hired. All fees and costs related to the Valuation shall be borne in full by the Buyer.

2.2.2.2. The Valuation shall be performed based on the Discounted Cash Flow or comparable Transaction Multiples methodologies, considering the average between the values resulting from such methodologies, in accordance with Applicable Accounting Standards, and the Parties agree that the Valuation shall reflect the market value of the entirety of Estrutural on the valuation base date, and shall be considered final and binding.

2.2.2.3. The proportional amount to be paid to the Sellers shall be calculated based on the share held by each of them in the Remaining Quotas, and shall be paid within 90 (ninety) calendar days from the date of delivery of the final Valuation report.

2.2.3. For all purposes, the appraisal report issued by the Independent Auditor shall be final, binding, and not subject to challenge by the Parties, except in the event of an obvious and manifest material error, in which case a new valuation shall be performed by the same Independent Auditor, using the same methodology and parameters previously adopted.

2.2.4. After completion of the appraisal report and determination of the Call Option Purchase Price to be paid for the Remaining Quotas, the Buyer may, at its sole discretion, choose whether or not to exercise the Call Option at that time. If the Buyer does not exercise the Option within 90 (ninety) days from the date of issuance of the aforementioned report, a new appraisal report will need to be contracted in order to enable the exercise of the Call Option. If the Buyer chooses not to exercise the Call Option, the Call Option shall remain fully valid and enforceable at any time until the end of the Call Option Exercise Period.

2.2.5. Transfer of Remaining Quotas. The assignment and transfer of the Remaining Quotas will occur on the 5th (fifth) Business Day following receipt by the Sellers of a notice communicating the exercise of the Call Option by the Buyer and/or any of its Affiliates. On that date: (a) the Estrutural Sellers and the Buyer and/or any of its Affiliates, as applicable, shall execute an amendment to Estrutural’s articles of association, pursuant to Annex 2.2.5, formalizing the transfer of the Remaining Quotas from the Estrutural Sellers to the Buyer; and (b) the Buyer and/or any of its Affiliates, as applicable, shall pay the Sellers the Call Option Purchase Price.

2.3. Restrictions on the Sellers. During the term of the Call Option Exercise Period, the Sellers irrevocably and irreversibly undertake not to Transfer the Equity Interests in any form.

2.4. Irrevocability, Irretractability, and Inalienability. The Parties expressly acknowledge and agree that this Agreement, as well as the Call Option hereby granted, are entered into on an irrevocable and irretractable basis, binding the Parties and their successors in any capacity, with the Equity Interests being non-transferable as of this date (inclusive) and during the Call Option Exercise Period, causing the Sellers to maintain the Equity Interests that are subject to this Agreement completely free and clear of any Encumbrances, committing and obligating themselves not to Transfer, in whole or in part, by any means or form, the aforementioned Equity Interests, until the Call Option is exercised by the Buyer or the Call Option Exercise Period expires, under the terms of this Agreement.

2.5. Registrations and Records of the Call Option. The Parties and the Companies undertake to sign and deliver all documents and to make all registrations, filings, and records necessary to give full effect to the Transaction and the Call Option, as well as to cooperate with the Companies and their service providers in complying with their legal and regulatory obligations related to this Agreement and the Call Option and the ownership of the Equity Interests, providing all information requested by them.

2.6. On the date hereof, (a) the Kovr Sellers enter into the shareholders’ agreement of Kovr set forth in Annex 2.6(a); and (b) the Estrutural Sellers enter into a partners’ agreement of Estrutural set forth in Annex 2.6(b).

2.7. Fixed and Non-Adjustable Amounts. Except as expressly provided otherwise, such as, but not limited to, the provisions of item (v) of Clause 2.1.2 above, the amounts to be paid by the Buyer to the Sellers shall be fixed and non-adjustable, and no adjustment shall be applied to the amounts, regardless of the date of payment.

2.8. Payments. Any and all payments to be made by one Party to the other under this Agreement shall be made by Electronic Transfer, in local currency, to the bank account of the respective party listed in Annex 2.8.

2.8.1. [***].

2.9. Early Maturity of the Purchase Price. [***].

2.9.1. [***]:

(i) [***]; and

(ii) [***].

2.9.2. [***].

2.9.3. [***].

2.10. Discharge. Proof of Electronic Transfers made to the current account held by the receiving Party, with effective clearing of the amount transferred to the beneficiary’s current account, shall give the paying Party full, general, and irrevocable discharge with respect to the amounts due under the respective payment due under the terms of this Agreement.

2.11. Taxes. All Taxes levied by any Governmental Authority in relation to the Transaction and/or the Call Option, including, but not limited to, any Capital Gains Tax levied on the transfer of 73.45% (seventy-three whole and forty-five hundredths percent) of the Sellers’ Shares to the Buyer, shall be paid by the Buyer, even if such obligation is applicable to the Sellers by Law. All Taxes levied by any Governmental Authority in relation to the Transaction and/or the Call Option, including, but not limited to, any Capital Gains Tax that may be levied on the transfer of 26.55% (twenty-six and fifty-five percent) of the Sellers’ Shares to the Buyer, shall be borne exclusively by the Sellers. The Parties shall endeavor their best efforts and cooperate with each other to calculate, assess, withhold, and/or pay the Taxes under their responsibility, as set forth herein, in accordance with applicable laws, as well as to file all tax returns and other documents related to such Taxes for which they are responsible.

2.12. Mandate on Own Behalf. The Sellers and the Consenting Intervening Parties hereby irrevocably and irreversibly grant a power of attorney with special and express powers to the Buyer, pursuant to Article 653 et seq. of the Civil Code, including Article 686, sole paragraph, of the Civil Code, so that the Buyer may directly implement any and all acts for (a) the effective consummation of the Transaction; (b) faithful compliance with the provisions of Clause 4; (c) the completion of the Closing; and (d) the effective consummation of the resolution (“Mandate”).

2.13. Public Power of Attorney. Within 3 (three) Business Days from this date, the Sellers shall execute a public, irrevocable, and irreversible power of attorney to grant a mandate with special powers identical to those provided for in the Mandate, in accordance with Clause 2.11 above.

3.	CONDITIONS PRECEDENT

3.1. Conditions Precedent of the Parties. The obligations of each Party to consummate the Transaction are subject to satisfaction, on or before the Closing Date, of each of the following conditions (“Conditions Precedent of the Parties”):

(i) the absence of any Law prohibiting or preventing the consummation of the Transaction;

(ii) with respect to Kovr, obtaining authorization from SUSEP and CADE, if necessary, for the implementation of the Transaction, subject to the provisions of Clause 7; and

(iii) with respect to Estrutural, obtaining authorization from CADE, if necessary, for the implementation of the Transaction, subject to the provisions of Clause 7.

3.2. Conditions Precedent of the Buyer. Subject to the provisions of Clause 3.1, the Buyer’s obligation to consummate the Transaction is subject to satisfaction by the Sellers or written waiver by the Buyer, in whole or in part, at its sole and exclusive discretion, by or on the Closing Date, of each of the following conditions (“Conditions Precedent of the Buyer” and, when referred to in conjunction with the Parties’ Conditions Precedent, “Conditions Precedent”):

(i) the absence of any Encumbrances on the Equity Interests;

(ii) delivery by the Sellers of documentation proving that the Equity Interests (a) are solely owned by them, (b) are free and clear of any Encumbrances, and (c) represent the entire share capital of the Companies on a fully diluted basis;

(iii) all representations and warranties set forth in Clause 5.1 shall be true and complete as of the date hereof and as of the Closing Date (inclusive) (unless the representation and warranty refers to a specific date, in which case such representation and warranty shall be true, complete, and accurate as of such specific date), provided that the Sellers may update the representations and warranties made in this Agreement in accordance with Clause 4.2(x);

(iv) The Sellers shall have held an extraordinary general shareholders’ meeting to ratify the bylaws of Kovr Participações in order to correct the number of shares issued by Kovr Participações, in accordance with the draft contained in Annex 3.2(iv);

(v) All corporate books of Kovr and Kovr Capitalização shall have been made available, correctly reflecting all transactions and shareholders chart of Kovr and Kovr Capitalização and in accordance with all provisions of Law;

(vi) Applications relating to the Intellectual Property listed in Annex 3.2(vi) must be duly filed on behalf of the Companies with the Brazilian National Institute of Industrial Property; and

(vii) there must not have been any event, act, or fact between the present date and the Closing Date that, individually or in combination, has caused a Material Adverse Effect that has not been remedied by the Closing Date; and

(viii) the Sellers must have obtained all necessary authorizations and/or Third Party Consents to consummate the Transaction.

3.3. Satisfaction of Conditions Precedent. The Sellers undertake to take all necessary measures to satisfy the Conditions Precedent and not to perform any act that may affect or delay the implementation and satisfaction of the Conditions Precedent.

3.4. Waiver of Conditions Precedent by the Buyer. The Parties acknowledge that the Conditions Precedent were stipulated for the benefit of the Buyer, therefore, the Parties agree that the Buyer may, at its sole and exclusive discretion, waive, at any time, as applicable and if so permitted, the compliance with part or all of the aforementioned Conditions Precedent that may not have been implemented by the Closing Date, by sending written notice to the Sellers. If the Buyer waives any of the Conditions Precedent and, provided that the other conditions precedent described in this Agreement have been implemented, the Parties shall be obliged to implement the obligations contained in this Agreement.

3.5. Mutual Cooperation. The Parties shall cooperate with each other in order to fulfill or cause to be fulfilled the Conditions Precedent as soon as possible from this date. The Party that causes the failure to fulfill or comply with a Conditions Precedent may not claim this fact to prevent the Closing from occurring, either in whole or in part.

3.6. Closing Notice. The Buyer and the Sellers, as applicable, shall notify each other of the implementation and/or waiver, as applicable, of their respective Conditions Precedent, submitting, after verification of the implementation and/or waiver, as the case may be, of all such Conditions Precedent (except for Conditions Precedent that, by their nature, must be satisfied on the Closing Dates themselves), the necessary evidence of such compliance, where applicable, and calling upon the other Party to proceed with the Closing in accordance with Clause 4 (“Closing Notice”).

3.7. Longstop Date. If any of the Conditions Precedent set forth in Clause 3 have not been satisfied within 12 (twelve) months from the present date, renewable for successive periods of 12 (twelve) months upon notification by the Buyer (“Longstop Date”), the Buyer may: (i) waive, in whole or in part, any of the Conditions Precedent that have not been satisfied; or (ii) send a notice to the Party to which the respective non-compliance is attributable, informing that this Agreement will be terminated and will cease to have effect between the Parties.

4.	CLOSING; POST-CLOSING OBLIGATIONS

4.1. Closing. Provided that the Conditions Precedent have been satisfied or waived, as applicable and if permitted, the consummation of the Transaction exclusively for the purpose of transferring the Closing Equity Interests (“Closing”) shall occur at any time and within the Longstop Date period, at the sole and exclusive discretion of the Buyer’s. The Closing shall take place at a time and place to be previously defined by the Buyer in writing, and may even be carried out remotely through the electronic exchange of documents and signatures (“Closing Date”).

4.2. Closing Acts. On the Closing Date, the following acts must be performed:

(i) the Sellers shall Transfer to the Buyer the title and ownership of the Closing Equity Interests, all of which shall be free and clear of any Encumbrances and on a fully diluted basis;

(ii) [***];

(iii) Kovr shall register the Shares in the Buyer’s name in its Registered Shares Register Book;

(iv) the Kovr Sellers and the Buyer shall sign the respective Transfer Forms in Kovr’s Registered Share Transfer Book, transferring the Shares from the Kovr Sellers to the Buyer;

(v) the Kovr Sellers shall deliver to the Buyer the terms of resignation and release of the other managers appointed/elected by the Kovr Sellers, which shall include the granting of full release by each of the respective administrators and fiscal council members to Kovr;

(vi) the Sellers shall deliver to the Buyer the minutes of a general shareholders’ meeting held on the Closing Date, duly signed by all Kovr Sellers and eligible for registration with the competent Board of Trade, pursuant to Annex 4.2(vi), whereby Kovr, by unanimous and unqualified approval of its shareholders, grants full discharge for the acts performed by the resigning managers up to and including the Closing Date;

(vii) the Buyer, already as the sole shareholder of Kovr, shall hold an extraordinary general shareholder’s meeting of Kovr to record the terms of resignation and discharge of the resigning managers up to and including the Closing Date and elect new members of Kovr’s management and amend Kovr’s bylaws, pursuant to Annex 4.2(vii);

(viii) the Buyer, now as the sole shareholder of Kovr, will hold an extraordinary general shareholder’s meeting of Kovr to convert the preferred shares A, B, and D into common shares, pursuant to Annex 4.2(viii);

(ix) the Estrutural Sellers and the Buyer shall sign an amendment to Estrutural’s articles of association, pursuant to Annex 4.2(ix), resolving on: (a) the Transfer of the Closing Quotas from the Estrutural Sellers to the Buyer; (b) the consignment of the terms of resignation and discharge of the managers elected by the Estrutural Sellers, which shall include the granting of full discharge by each of the respective resigning administrators to Estrutural; (c) election of the management members appointed by the Buyer; and (d) amendment of Estrutural’s articles of association;

(x) the Sellers shall deliver to the Buyer (i) resignation letters from all attorneys-in-fact with powers granted by the Companies, provided that, on the same date, new attorneys-in-fact shall be appointed by the Buyer to operate the bank accounts used for payments of the Companies’ ordinary obligations, and (ii) resignation and release agreements of the other managers elected by the Estrutural Sellers, which shall include the granting of full release by each of the respective resigning manager to Estrutural;

(xi) the Parties shall enter into a closing agreement in relation to the transfer of the Closing Equity Interests, formalizing the Closing, containing, among other provisions, an update to the representations and warranties by the Sellers;

(xii) [***];

(xiii) perform all other acts and sign all other agreements and/or documents necessary to ensure the completion of the Closing; and

(xiv) the Sellers shall deliver to the Buyer all documents, information, and access data necessary for the Buyer to manage the Companies (including, but not limited to, copies of documents, powers of attorney, contact details of key persons, and access passwords, among others).

4.3. Simultaneity of Acts. All Closing procedures described in Clause 4.2, as well as all other documents signed at Closing, shall be considered, for all purposes, as performed and signed simultaneously and constitute a single transaction agreed between the Parties. No act and/or obligation shall be considered effectively performed or fulfilled until all other acts and/or obligations of the Closing have been performed or fulfilled, unless the Buyer and the Sellers agree otherwise in writing.

4.4. Cooperation. The Parties and the Consenting Intervening Parties undertake to cooperate in a timely manner regarding everything reasonably necessary (including compliance with requirements, signing of additional documents, and submission of new documents and/or information) for the registration of the corporate acts performed at Closing with the competent board of trade or any other Governmental Authority, but always in such a way that the effects of such documents on Third Parties are retroactive to their date of signature.

4.5. Estrutural Closing. The Parties and the Consenting Intervening Parties agree that the acquisition of the Closing Quotas will be subject to approval by SUSEP, under the terms of applicable legislation through the registration update to be carried out after the Closing, which will be requested by the Buyer and Estrutural within 30 (thirty) days from the approval of the filing of the minutes contained in Annex 4.2(viii) with the competent Board of Trade.

5.	REPRESENTATIONS AND WARRANTIES

5.1. Representations and Warranties of the Sellers. The Sellers, on their own behalf and on behalf of the Companies, and each of the Companies on it own behalf, as applicable, represent and warrant to the Buyer that the following representations and warranties are true, correct, and accurate, without any omission or exception, from this date until the Closing Date:

(i) Absence of Encumbrances. The Sellers are the sole, legitimate, and exclusive owners of the Equity Interests. The Equity Interests represent the entirety of the capital stock of the Companies, on a fully diluted basis, are free and clear of any and all Encumbrances and Liens, and will remain so until the Transfer of their ownership to the Buyer, do not hold any interest (directly or indirectly) in the Companies through other investment vehicles, so that the entire equity interest and/or rights to equity interest in the Companies held by the Sellers, their Affiliates, and/or representatives are being sold through the Transaction, noting that there is no restriction or limitation on the Sellers to dispose of and sell the Equity Interests to the Buyer.

(ii) Organization and Constitution of the Sellers and the Companies. The Sellers and the Companies are in good standing with all Governmental Authorities and duly authorized to conduct their business, as well as to hold and dispose of their assets.

(iii) Capacity, Authorization, and Validity of the Agreement. The Sellers and the Companies have full legal capacity to enter into this Agreement, as well as to execute, undertake, and fulfill all obligations established herein, having taken all necessary measures to authorize the execution of this Agreement and there being no legal or contractual impediment to contracting and consummating the Transaction. The assumption and consummation of the obligations set forth in this Agreement and in the Transaction by the Sellers will not result in fraud against the enforcement and/or creditors of the Sellers and/or the creditors of the Companies.

(iv) Enforceability. This Agreement and the obligations set forth herein constitute legal, valid, effective, and binding obligations on the Sellers and the Companies, and are enforceable against the Sellers, the Companies, and their successors in any capacity, in accordance with its terms and conditions.

(v) No Violations or Creation of Additional Obligations. Neither the signing and formalization of this Agreement, nor the performance and consummation by the Sellers and the Companies of their obligations set forth herein: (a) violate corporate acts of the Sellers and/or the Companies; (b) violate, conflict with, accelerate the fulfillment of any obligation, or result in rights to third parties, result in infringement or termination, or constitute a breach of any agreement to which the Sellers and/or the Companies are a party; and/or (c) violate or conflict with any statute, ordinance, Law, rule, regulation, license or permit, Decision of any court, arbitrator, arbitral tribunal or other governmental authority to which the Sellers and/or the Companies are subject or bound.

(vi) AUTHORIZATIONS, DISCLOSURE, AND CONSENTS. Except for the approval of SUSEP and CADE pursuant to Clauses 7.1 and 7.2 and the provisions of Annex 5.1(vi), no Consent (including any approval or authorization by any creditor and/or party to any agreement) shall be necessary for the assumption of obligations, the formalization and performance of this Agreement by the Sellers and/or the Companies, and/or the consummation of their obligations, and the Transaction, including its accounting and registration, shall be duly communicated by the Sellers and Companies to their regulators and auditors to the extent required by law, in accordance with their ordinary course of business.

(vii) Commissions and Brokerage. Except for the Brokerage Agreement entered into with BR Partners Banco de Investimento S.A., there is no other written or verbal agreement or contract that establishes the obligation of the Sellers to pay commission, brokerage, or any other amounts to any Person as a result of the execution of this Agreement or the performance of the transactions contemplated herein. Each Party is responsible for paying any intermediary agent (“Broker”) and/or broker it has hired to act in the purchase and sale of the Equity Interests, and shall hold the other Party harmless from any claim made by it against the Party that did not contract it and/or Companies. Additionally, the Sellers declare that no written or verbal contract or agreement (including, without limitation, the BR Partners Agreement) establishes any obligation on the part of the Buyer, the Buyer’s Affiliates, or the Companies to pay commissions, brokerage fees, or any other amounts to BR Partners Banco de Investimento S.A., its Affiliates, or any Person at any time. It is hereby agreed between the Parties that any and all obligations and payments arising from the Brokerage Agreement entered into with BR Partners Banco de Investimento S.A. shall be borne in full by the Sellers, with the Companies and the Buyer being fully exempt from any liability and/or obligation arising from said agreement.

(viii) Compliance with the Law. The Sellers and the Companies comply with all Laws, regulations, administrative rules, and determinations of Governmental Authorities applicable to the exercise of their activities.

(ix) Authorizations. The Sellers and the Companies have all their operating authorizations valid, effective, in perfect order and in full force, as well as all applicable licenses, concessions, authorizations, permits, and permits.

(x) No Debts. The Sellers and the Companies are fully compliant with the payment of all Taxes and all obligations of a tax nature (municipal, state, and federal), labor, social security, environmental, and any other obligations imposed by Law.

(xi) No Non-Compliance. There is no non-compliance by the Sellers and/or Companies with (a) any contractual provision, Law, or Decision, or (b) any lawsuit, judicial, administrative, or arbitration proceeding, inquiry, or any other type of government investigation against the Sellers and/or Companies.

(xii) Insolvency. The Sellers and/or Companies are not insolvent and there are no threats related to the possible liquidation of the Sellers and/or Companies, as well as any judicial or extrajudicial proceedings for the restructuring of the debts of the Sellers and Companies with their creditors or any Person.

(xiii) Anti-Corruption and Money Laundering. Neither the Sellers nor the Companies nor any of their directors, managers, employees, agents, representatives, or attorneys have violated any Anti-Corruption Law, and it is certain that such Persons have not performed or promised to perform, offered or given any amount of money, undue advantage, reimbursement of expenses, contribution, benefit, gift, or any other type of asset to any (i) Person who is an officer, agent, employee, or representative of a Governmental Authority; (ii) candidates for public office; or (iii) political parties or political party offices; knowing or having reason to believe that all or any part of the money or anything of value offered, given, or promised would facilitate or seek to facilitate (a) obtaining favorable treatment in the business of the Sellers and/or Companies; (b) the obtaining of special concessions or would serve as payment for special concessions already obtained, in favor of or in relation to the Sellers and/or Companies; or (c) impunity for the violation of any Anti-Corruption Law for the benefit of the Sellers and/or Companies.

(xiv) Absence of Other Liabilities. There are no liabilities, contingencies, credit or debt transactions of the Sellers and/or Companies that could result in a Material Adverse Effect.

(xv) Related Parties Indebtedness. The Sellers and/or the Companies do not have any Sellers Related Parties Indebtedness.

(xvi) Company Assets. Except for normal wear and tear considering the time of use, the Companies’ assets are in reasonably expected working and operational condition for the Companies’ activities in the Ordinary Course of Business. All of the Companies’ assets were acquired and/or transferred to the Companies in accordance with applicable Laws.

(xvii) Absence of Litigation. There are no Claims against the Companies or the Sellers that: (i) affect or may affect or impose limitations on the ownership, possession, or use of the Companies’ assets or Equity Interests, or any of the relevant rights of the Companies or the Sellers over them; (ii) may have a Material Adverse Effect on the Companies; or (iii) prohibit or restrict the consummation of the Transaction and/or the Call Option; provided that the Claims listed in Annex 5.1(xvii) do not constitute any of the events described in items (i), (ii) or (iii) of this Clause 5.1(xvii).

(xviii) Taxes. The Sellers and the Companies have filed with the relevant Governmental Authorities all Tax returns required to be filed for tax periods ending on or before the Closing Date (inclusive).

(xix) LABOR AND SOCIAL SECURITY MATTERS. (i) The Companies comply with applicable labor and social security Laws relating to their Employees; (ii) except as provided in Annex 5.1(xix), there are no labor or social security claims involving the Companies or pending against the Companies; (iii) except as provided in Annex 5.1(xix), all employees and collaborators of the Companies are duly registered as such in the appropriate records, in accordance with the Law; (iv) the Companies have all the records and qualifications of their employees and collaborators and have taken all necessary measures required under social security, labor, and social contribution laws; (v) the Companies comply and have complied, in a timely manner, with each of their obligations under any and all Laws regulating labor and social security practices, including those relating to occupational health and safety, and register all employees and collaborators in accordance with applicable Laws; (vi) the Companies are in compliance, with respect to their employees and collaborators, with all applicable laws related to the Severance Indemnity Fund (FGTS) and the National Social Security Institute (INSS), and have contributed in full to the FGTS and INSS in relation to employees and collaborators; (vii) the Companies have not committed to granting any general or specific increase in any remuneration to employees and collaborators, except to the extent required by law or collective agreement applicable to employees and collaborators; (viii) there is currently no strike, slowdown in production, or picketing at the Companies, and there are no labor disputes involving the Companies’ employees and collaborators and any union or labor organization; and (ix) except for those obligations listed in Annex 5.1(xix), the Companies are not required to make any contributions to any pension or social security benefit plans for employees and collaborators, any formal or informal severance pay plan or agreement, and there are no agreements (verbal or written) for bonuses, deferred compensation, golden parachutes, or any similar commitments that result in payment obligations by the Companies to employees and collaborators.

(xx) Company Agreements. The agreements entered into by the Companies and related to the Companies’ operations in the Ordinary Course of Business are in full force and effect, and there is no default or event that, with the passage of time or upon notification, would be considered a default of any of these contracts. With the exception of the agreements listed in Annex 5.1(xx), the Companies have not entered into any written or verbal contracts that restrict the Companies’ Business activities, including through the execution of exclusivity and non-compete obligations.

(xxi) Companies Real Estate. The real estate or properties owned, used, or occupied by the Companies (“Company Real Estate”) are free and clear of Encumbrances and do not present any contingencies that may create an obstacle, impediment, or risk to the full, peaceful, and uninterrupted use/occupation of the respective property(ies) by the Buyer, as well as to the operation of the Companies. The use and occupation of the Company Real Estate are in compliance with applicable laws.

(xxii) Environmental Matters. The Sellers and the Companies are in compliance with the environmental Laws in force applicable to them. There is no present or past event that could result in liability for the Sellers and/or Companies arising from a violation of environmental Law.

(xxiii) Financial Statements. The Annex 5.1(xxiii) contains copies of, as applicable, the Companies’ most recent audited and unaudited financial statements, balance sheets, and income statements (“Financial Statements”). The Financial Statements are true, complete, and correct in all respects and (i) are derived from the Companies’ accounting books and records (which are complete and correct in all respects) and (ii) have been prepared in a manner consistent with Applicable Accounting Standards and industry practices. The Companies’ controls and records are sufficient to ensure that all transactions and payments are duly authorized and recorded and carried out in accordance with their bylaws and governance rules. The Financial Statements faithfully represent the economic and financial conditions of the Companies and their businesses. Since the Financial Statements base date, there have been no changes or transactions outside the Ordinary Course of Business.

(xxiv) Intellectual Property. The Companies are the legitimate owners of the Intellectual Property rights associated with the exercise of their activities, having fulfilled all obligations set forth in the Law associated with Intellectual Property rights and there being no irregular or improper use or any encumbrances that prevent or may prevent, in any way, the free use of their intellectual property rights, free of any payment to third parties, as applicable.

(xxv) Technical Reserves. The technical reserves of Kovr, Kovr Previdência, Kovr Capitalização, and Kovr Seguradora with SUSEP meet regulatory requirements, as calculated in accordance with applicable SUSEP rules and provided for by law.

(xxvi) Cash Flow. Kovr, Kovr Previdência, Kovr Capitalização, Kovr Seguradora, and Estrutural have sufficient cash flow to conduct their normal business on the Closing Date and for a period of at least 12 (twelve) months from the Closing Date.

(xxvii) Data Protection. The Companies comply with all applicable data protection laws, including the LGPD, Law No. 12,965, of April 23, 2014 (Civil Rights Framework for the Internet), Decree No. 8,771, of May 11, 2016 (Regulatory Decree of the Civil Rights Framework for the Internet). The Companies (i) do not share, transfer, or disclose personal data received, including through their website or in the development of software, to any Third Parties without the prior and express written consent of the person who sent such personal data; (ii) except in cases of mandatory record keeping provided for by law, discard personal data upon termination of the relationship with the party providing the personal data, or when requested by the data subject; (iii) maintain the privacy of personal data in their commercial relationships, including in licensing agreements for use and computer programs; and (iv) are unaware of the existence of security incidents, inquiries from the Brazilian National Data Protection Authority, or data subjects claiming damages that could give rise to liability.

5.2. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the following representations and warranties will be true, correct, and accurate, without any omission or exception, on the Closing Date:

(i) Organization and Constitution. The Buyer shall be a corporation, duly incorporated and legally existing under the laws of Brazil;

(ii) Capacity, Authorization, and Validity of the Agreement. The Buyer shall have full legal capacity to enter into this Agreement, as well as to perform, undertake, and comply with all obligations set forth herein, having taken all necessary measures to authorize its consummation, with no legal or contractual impediment to contracting and consummating the transactions provided for in this Agreement.

(iii) Authorizations and Consents. No Consent (including any approval or authorization by any creditor and/or party to any agreement) from any Third Party shall be required for the undertaking of obligations, the formalization and fulfillment of this Agreement by the Buyer, and/or the consummation of its obligations, and the Transaction and the obligations contained in this Agreement, including its accounting and registration, shall be duly communicated by the Buyer to its regulators and auditors to the extent required by law, in accordance with its ordinary course of business.

(iv) Commissions and Brokerage Fees. There is no written or verbal contract or agreement establishing the Buyer’s obligation to pay commissions, brokerage fees, or any other amounts to any Person as a result of the execution of this Agreement or the performance of the transactions contemplated herein. Each Party shall be responsible for paying any Broker and/or agent it has hired to act in the purchase and sale of the Equity Interests, and shall hold the other Party harmless from any charges made by the broker or agent against the Party that did not hire it.

(v) Financial Capacity. On the Closing Date, the Buyer shall have full financial capacity to honor the respective payments of the Purchase Price.

(vi) Insolvency. The Buyer shall not be insolvent and there shall be no threats related to any liquidation of the Buyer and/or any judicial or extrajudicial proceedings for the restructuring of the Buyer’s debts with its creditors.

(vii) Anti-Corruption and Money Laundering. Neither the Buyer nor any of its administrators has violated any Anti-Corruption Law, and it is certain that such Persons have not performed or promised to perform, offered or given any amount of money, undue advantage, reimbursement of expenses, contribution, benefit, gift, or any other type of asset to any (a) Person who is an officer, agent, employee, or representative of a Governmental Authority; (b) candidates for public office; or (c) political parties or political party offices; knowing or having reason to believe that all or any part of the money or anything of value offered, given, or promised would facilitate or seek to facilitate (c.i) obtaining favorable treatment in the Buyer’s business; (c.ii) the obtaining of special concessions or would serve as payment for special concessions already obtained, in favor of or in relation to the Buyer; or (c.iii) impunity for the violation of any Anti-Corruption Law for the benefit of the Buyer.

5.2.1. The Parties acknowledge and represent that it shall not be considered a breach of the representations and warranties made under Clause 5.2 the facts disclosed and covered by the leniency agreement signed by the Buyer’s Affiliates and the Federal Public Prosecutor’s Office on June 5, 2017, the Agreement with the United States Department of Justice approved on October 14, 2020, the civil agreement entered into by JBS S.A., Joesley Mendonça Batista, and Wesley Mendonça Batista and J&F S.A. with the U.S. Securities and Exchange Commission, equivalent to the Brazilian Securities Commission, related to Pilgrim’s Pride Corporation, ratified on October 14, 2020, and the plea bargain agreements entered into by Wesley Mendonça Batista; Joesley Mendonça Batista; Ricardo Saud; Francisco de Assis e Silva; Demilton Antonio de Castro; Florisvaldo Caetano de Oliveira, and Valdir Aparecido Boni, executives of the Buyer and/or its Affiliates, with the Federal Public Prosecutor’s Office on May 3, 2017.

6.	INDEMNIFICATION

6.1. Sellers’ Indemnification Obligation. The Sellers, hereby and to the fullest extent permitted by law, irrevocably and unconditionally undertake, jointly and severally (subject to Clause 11.16), to fully indemnify and hold harmless the Buyer, its respective Affiliates (which includes the Companies after Closing) and their respective directors, officers, employees, Collaborators, agents, successors, and assigns (collectively, the “Indemnified Parties of the Buyer”), as applicable, for all Losses suffered or actually incurred, resulting from and/or arising out of, and/or related to:

(i) any omission, misrepresentation, error, inaccuracy, or breach of any of the representations and warranties made by the Sellers (on their behalf and on behalf of the Companies) in this Agreement;

(ii) the partial or total non-compliance with, or breach of any commitment or obligation assumed by the Sellers or the Companies in this Agreement.

(iii) any liabilities, obligations, or contingencies of the Sellers and/or the Companies, any of their Affiliates, and/or any of their counterparties in any agreement (verbal or written) or their respective successors, in any capacity, in relation to any contractual obligation or Law or Decision, which, for any reason, including, without limitation, for alleged liability due to the existence of an economic group, succession of any nature, and/or disregard of legal personality, may be required of any of the Indemnifiable Parties, for any reason and at any time, regardless of the date of occurrence of the triggering event;

(iv) eviction or any other defect or flaw that may affect the existence, validity, or effectiveness of the legal acts through which the Buyer acquires the Equity Interests, or prevent or hinder the Buyer’s use, possession, utilization, and free disposal of the Equity Interests or, indirectly, of the Companies’ assets;

(v) any existing or past acts, facts, events, actions, or omissions, of which had their cause occurring prior to the Closing Date (inclusive), including but not limited to civil, tax, social security, labor, consumer, regulatory, intellectual property, real estate, or any other nature, regardless of (a) whether their effects only materialize in the future (after the Closing Date); (b) whether or not they are known to the Sellers and/or the Companies; and (c) whether or not they are described in this Agreement or its Annexes;

(vi) any issues related to the exercise of the Call Option and/or Transaction, provided that they are due to acts or omissions of the Sellers and/or Companies; and

(vii) The Indemnified Parties’ indemnification rights shall not be limited in any way due to: (i) an audit conducted by the Buyer on the Companies and/or the Sellers; or (ii) the Buyer’s knowledge, in whole or in part, at any time, including prior to the signing of this Agreement, of any fact, act, or omission.

6.2. Buyer’s Indemnification Obligation. The Buyer, hereby and to the fullest extent permitted by law, irrevocably and unconditionally undertakes to fully indemnify and hold harmless the Sellers and their respective Affiliates (collectively, the “Indemnified Parties of the Seller,” and, together with the Indemnifiable Parties of the Buyer, indistinctly, the “Indemnifiable Parties”), as the case may be, for all Losses suffered or actually incurred, resulting from and/or arising out of, and/or related to:

(i) any omission, misrepresentation, error, inaccuracy, or breach of any of the representations and warranties made by the Buyer in this Agreement;

(ii) the partial or total non-compliance with or breach of any commitment or obligation assumed by the Buyer in this Agreement; and

(iii) any acts, facts, events, actions, or omissions existing or occurring before or after the Closing, related to the Buyer and/or its Affiliates.

6.3. Limitation of Indemnification. The Parties’ obligation to hold harmless and indemnify any Indemnified Party shall be valid (i) without time limitation for acts or omissions committed with intent, fraud, bad faith, or that constitute crimes; and (ii) for the respective limitation period for other Losses of any other nature. If, by the end of the applicable prescription period for a particular Loss that may result in the obligation to indemnify an Indemnified Party, a claim for indemnification is duly filed by the respective Indemnified Party within said period, the obligation to indemnify specifically related to such Claim shall remain valid until the final, unappealable, and unalterable decision on the claim in question.

6.4. Pro Rata Temporis OBLIGATION. In the event of any Loss occurring in a period beginning before the Closing Date (inclusive) and continuing after that date, the compensation due (Loss) shall be proportional to the period ending on the Closing Date (inclusive), whenever it is not possible to calculate the amounts corresponding to each period, unless the Sellers, as a result of their continued employment after the Closing Date as managers or employees of the Company, the Buyer and/or its Affiliates, (i) have knowingly and intentionally acted or omitted to act in order to maintain such practice; and/or (ii) knowingly and intentionally failed to comply with any guideline or order from the Buyer’s representatives and the Company’s administrators and attorneys appointed by the Buyer, aimed at ending such practice. In such cases, the obligation to indemnify shall be the sole responsibility of the Indemnifying Parties.

6.5. Any and all payments made to an Indemnified Party under the terms of this Agreement shall be made with the deduction and/or withholding of Taxes owed by such Indemnified Party, as applicable. If the Parties are prevented by law or otherwise from making the payment of any indemnity, reimbursement, and/or other amounts without the deduction and/or withholding of any applicable Taxes, the amount to be paid by the Sellers to an Indemnified Party under this Agreement shall be increased by the amount of such Tax and other necessary amounts, so that the Indemnified Party receives the amount due from the Sellers without the withholding and/or deduction of applicable Taxes.

6.6. Indemnification Procedure. Should any of the Indemnified Parties incur a Loss due to the provisions of Clauses 6.1 and 7.26.1 above, the party entitled to receive compensation shall notify the party responsible for such compensation (“Indemnifying Party”) of the Loss in question, the basis for such claim (indicating the act, event, or matter from which such Loss arises or originated), as well as, to the extent known, the respective amount (“Notice of Loss”). Failure to send a Notice of Loss shall not affect the rights of the Indemnified Party, provided that the Indemnified Party files the corresponding defense within the legal deadline.

6.7. Upon receipt of a Notice of Loss, the Indemnifying Party shall, (i) within 15 (fifteen) Business Days from receipt of the Notice of Loss, if there is no legal deadline for filing a defense or response, or (ii) within 1/3 (one third) of the legal deadline for filing a defense or response, if such deadline exists or is in progress: (a) accept its liability for such Loss; or (b) not recognize the Loss mentioned in the Notice of Loss as indemnifiable, in which case (1) the Indemnifying Party shall send a notice to the Indemnified Party issuing the Notice of Loss (such notice, the “Response Notice”), which shall contain detailed grounds for the Indemnifying Party’s refusal to bear the Loss indicated in the Notice of Loss; and (2) the Parties involved shall comply with the provisions of Clauses 6.8 to 6.10 below. Any fact, event, or matter that is the subject of the Notice of Loss and is not refuted in the Response Notice shall be irrevocably acknowledged as true and correct by the Indemnifying Party.

6.8. If the Indemnifying Party does not send any response to the Indemnified Party issuing the Notice of Loss by the end of the period provided for in Clause 6.7, the absence of a response from the Indemnifying Party’s shall be considered, for all purposes, as acknowledgment of its liability for the Loss indicated in the Notice of Loss, and the Indemnifying Party shall pay such Loss within the period provided for in Clause 6.9 below, with the Indemnifying Party automatically being in default if such payment is not made. If the Indemnifying Party responds indicating that it does not agree with the claim made by the Indemnified Party, the matter shall be submitted to judicial discussion under the terms provided for in Clause 12 below.

6.9. Any payment of compensation for Losses owed by the Indemnifying Parties to the Indemnified Party under the terms of this Clause shall be made by the Indemnifying Party within a maximum of 10 (ten) Business Days after the end of the period provided for in Clause 6.7 above.

6.10. The Parties agree that the rules set forth in this Clause 6 do not affect the Indemnified Party’s right to seek specific performance of any obligations assumed in this Agreement and not fulfilled by the Indemnifying Party, under the terms of applicable law.

7.	GOVERNMENT APPROVALS

7.1. [***].

7.1.1. [***].

7.1.2. [***].

7.1.3. [***].

7.1.4. [***].

7.1.5. [***].

7.2. [***].

7.2.1. [***].

7.2.2. [***].

7.2.3. [***].

7.3. [***].

8.	TERM AND TERMINATION

8.1. Term. This Agreement shall come into force on the date of its execution and shall remain in force until all contractual obligations provided for all Parties have been fully fulfilled, except, however, in the cases of termination expressly provided for in this Agreement.

8.2. Termination. Prior to the Closing Date, this Agreement may be terminated, in which case the obligations provided for herein shall cease to be valid and effective, in the following cases:

(i) by mutual consent of the Parties, as evidenced by a written instrument signed by the Parties to that effect;

(ii) by the Buyer, if any of the Conditions Precedent are not fulfilled or waived by the Closing Date or other deadline provided for in the Agreement; or

(iii) by the Buyer, if a Material Adverse Effect occurs.

8.2.1. Notwithstanding the provisions of this Clause 8.2, the Party that is in default under this Agreement or whose action or omission has caused or materially influenced the failure of the Closing to occur shall not have the right to terminate this Agreement.

8.3. Effects of Termination. In the event of termination of this Agreement, under the terms provided herein, the Party wishing to implement the termination shall immediately notify the other Party, specifying the provision under which the termination will be carried out, with the Parties being free and released from the obligations provided for in this Agreement, while the terms of this Clause shall remain in force, and the provisions set forth in Clauses 1 (Definitions), 5 (Representations and Warranties), 6 (Indemnification), 8 (Term and Termination), 9 (Communications and Notices), 10 (Confidentiality and Public Announcements, Non-Competition and Non-Solicitation), 11 (General Provisions), and 12 (Law and Jurisdiction) shall remain in force.

8.4. Failure to close due to fault or willful misconduct. In the event that the Closing does not occur by the Longstop Date, due to an act or fact attributable to the Sellers, the Buyer may, at its sole discretion: (a) terminate this Agreement and claim compensation for all Losses arising from the termination; or (b) demand specific performance of the obligations assumed by the Sellers, under the terms of this Agreement and the law, together with compensation for the Losses incurred.

8.4.1. Non-Compensatory Fine. Exclusively in the event provided for in Clause 8.4, and in addition to the measures described in subparagraphs (a) and (b), the Buyer may require the Seller that causes the Closing not to occur to pay a non-compensatory fine equivalent to 20% (twenty percent) of the Purchase Price, to be paid within 5 (five) Business Days from receipt of the corresponding notification, by Electronic Transfer to the indicated current account.

9.	COMMUNICATIONS AND NOTICES

9.1. Notices. Any notice, notification, request, or communication relating to this Agreement, as well as any communication involving the Parties or the Companies, including to provide or receive information, shall be sent by letter (with acknowledgment of receipt) or email (with electronic confirmation of delivery) to the respective representatives, located at the addresses indicated below:

(i)	If to the Buyer or to PicPay Bank

PICPAY PARTICIPAÇÕES E INVESTIMENTOS LTDA.

Avenida Manuel Bandeira, No. 291, Atlas Office Park condominium,

Block A, Suite 43, Vila Leopoldina

São Paulo – SP – ZIP code 05317-020

Attn: Director of Strategy/Legal Director

Email: gov.corp@picpay.com

PICPAY BANK – BANCO MÚLTIPLO S.A

Avenida Manuel Bandeira, No. 291, Cond. Atlas Office Park, bloco B, 3º andar, Vila

Leopoldina São Paulo – SP – ZIP code 05317-020

Attn: Director of Strategy/Legal Director

Email: gov.corp@picpay.com

With a copy, without notification effect, to:

Luiz Henrique de Carvalho Vieira Gonçalves and Breno Carvalho Ganem
Bichara Advogados
Avenida Presidente Juscelino Kubitschek, 1909, 23rd floor Torre Norte – Vila

Nova Conceição
São Paulo – SP – ZIP code 04.543-907
Email:luiz.vieira@bicharalaw.com.br; breno.ganem@bicharalaw.com.br

(ii)	If to Sellers and Rafael:

THIAGO COELHO LEÃO DE MOURA

Address: [***]

Email: [***]

EDUARDO VIEGAS SILVA

Address: [***]

Email: [***]

MARINA BRANCO PERES LEÃO DE MOURA

Address: [***]

Attn: Marina Moura

Email: [***]

KATIA REGINA NIGRI ZENDRON VIEGAS

Address: [***]

Attn: Katia Viegas

Email: [***]

SARAH GRAWER RENNÓ

Address: [***]

Email: [***]

RRENNO PARTICIPAÇÕES LTDA.

Address: [***]

Attn: Renato Rennó

Email: [***]

RENATO AGRICOLA RENNÓ

Address: [***]

Email: [***]

RAFAEL ABRAS MENDES

Address: [***]

Email: [***]

(iii) If to the Companies

KOVR PARTICIPAÇÕES S.A.

KOVR SEGURADORA S.A.

KOVR PREVIDÊNCIA S.A
KOVR CAPITALIZAÇÃO S.A.

Address: Avenida Brigadeiro Faria Lima, No. 3477, 2nd floor - part, Itaim Bibi

São Paulo – SP - ZIP code 04538-133

Attn: Legal Department and Lohana de Lima Fita

Email:juridicoconsultivo@kovr.com.br and lohana.fita@kovr.com.br

ESTRUTURAL CORRETORA ASSESSORIA E CONSULTORIA DE SEGUROS LTDA.

Address: Avenida Barão Homem de Melo, No. 4494, suite 1116, Estoril,

Belo Horizonte – MG – CEP: 30494-270

Attn: Rafael Mendes

Email: rafael.mendes@estruturalcor.com.br

9.2. Changes. Either Party may change the address to which a communication and/or notification shall be sent by the other Party, as applicable, and with regard to this provision, the notification shall be considered received only upon proof of such receipt by the other Party, as applicable.

10.	CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS, NON-COMPETITION AND NON-SOLICITATION

10.1. Confidentiality. From this date and for a period of 5 (five) years from the Closing or termination of this Agreement, the Sellers, the Consenting Intervening Parties, and the Companies, on their own behalf and on behalf of their representatives, undertake to maintain confidentiality with respect to (a) the terms of this Agreement (and any agreements, instruments, or arrangements entered into, jointly or separately, between themselves or with third parties, involving the signatories to this Agreement or any of their Affiliates in relation to the Transaction and this Agreement) and its negotiation, as well as in relation to the documents, data, studies, and information obtained from each other in relation to the signatories to this Agreement (and their Affiliates), and (b) the activities and operations of the Companies, the Buyer and/or any of their Affiliates, whether such information is received formally or informally, in writing, verbally, electronically or otherwise, from any third party (“Confidential Information”), however privileged it may be, and not to use such Confidential Information except for the purposes of this Agreement, unless:

(i) prior written consent has been obtained from the other Party for the disclosure of such Confidential Information;

(ii) the Confidential Information must be disclosed in accordance with applicable laws, or a government decision, decree, or regulation to which the respective Party is subject, provided that such Party promptly informs the other Parties in writing prior to disclosure;

(iii) disclosure of Confidential Information to (c.1) advisors, directors, employees, and service providers of a Party who are directly involved in the acquisition that is the subject of the Agreement, and/or (c.2) Affiliates of the Party, in both cases exclusively to the extent that such Persons need to know such Confidential Information for the preservation of rights and/or performance of the Parties’ obligations under this Agreement;

(iv) the Confidential Information has become or will become, prior to its disclosure by either Party, generally available to the public, provided that this is not the result of a breach of the confidentiality obligation hereby established, by virtue of an act or omission by either Party; and/or

(v) the Confidential Information is or becomes known or available to the Party through any Governmental Authority, whether federal, state, or municipal.

10.2. Announcements. Except as provided in Clause 10.1 and Clause 10.3, no material fact, public announcement, press release, market disclosure, disclosure to Governmental Authorities, including the Brazilian Federal Revenue Service, or other disclosure made by one of the Parties regarding the Transaction provided for in this Agreement and in other documents related thereto shall be published or disclosed without prior consultation and written authorization from the other Party or Consenting Intervening Parties.

10.3. Disclosure by the Buyer. In order to comply with the Buyer’s disclosure requirements, the Sellers and the Companies authorize, at any time from this date, the publication, in the communication channels of the Buyer and/or its Affiliates, of information about the entry of this Agreement and the Transaction, as applicable, arising from any law or regulatory or self-regulatory rule of the financial and capital markets, including, without limitation, for the disclosure and publication of market announcements, material facts, and quarterly reports disclosed by the Buyer to its shareholders and/or Related Parties. The Sellers hereby expressly agree that the Buyer and/or any of its Affiliates may, at any time and at its sole and exclusive discretion, disclose all information contained in this Agreement in any media to its investors, including but not limited to the disclosure of its results, reference forms, financial statements, reports, and/or presentations to investors, if necessary and arising from an IPO and listing in the United States of America.

10.4. Non-Compete. The Sellers and Key Persons shall refrain from, directly or indirectly, including through a Related Party, Affiliate or any intermediary Person and/or third parties, engaging in any act that may represent competition with the Competing Activities throughout the national territory, in view of the widespread operations and high capillarity of the Parties involved in the transaction “Non-Compete Obligation,” respectively).

10.4.1. For the purposes of the Non-Compete Obligation, Competing Activities include, but are not limited to, the practice of the following acts:

(i) perform, exercise, participate, assist, become commercially involved, or associate, either directly or indirectly, as an employee, director, administrator, advisor, partner, service provider, distributor, representative, or under any other title, in any Competing Activities, or with Persons who develop, in whole or in part, Competitive Activities; and/or

(ii) use, directly or indirectly, information, know-how, technical, scientific, market or product development knowledge, technology, marketing systems related to the Companies and/or their Affiliates, in any Persons who perform, in whole or in part, Competing Activities; and/or

(iii) work, as an employee, self-employed person, service provider, collaborator, agent, partner, representative, administrator, director, proxy, advisor, consultant, representative (including commercial representative), licensor, licensee, franchisor, franchisee, distributor, or trustee, for any Person who performs, in whole or in part, Competing Activities; and/or

(iv) invest, participate, make loans, hold equity interests (or contracts or securities convertible into equity interests), or hold any economic and/or political interest in any Person that, in any form, exercises, in whole or in part, Competing Activities, except if carried out on a stock exchange or through investment funds, via passive and minority investment in products offered by the market, provided that such investment does not represent, directly or indirectly, more than 10% (ten percent) of the voting capital stock of the invested Person nor guarantee the power to elect any administrator or representative.

10.4.2. The maintenance by the Sellers or Key Persons of the investments they currently hold in the companies listed in Annex 10.4.2 does not constitute a breach of the Non-Compete Obligation, provided that, as of this date, they may not increase their respective holdings or perform any of the acts listed in clause 10.4.1, which, if performed, will constitute a breach of the Non-Compete Obligation. Nothing in this Clause shall be interpreted as an exception to the exclusive dedication required of Key Persons to the Companies.

10.5. The Non-Compete Obligation established in Clause 10.4 shall remain in force for a period of 5 (five) years from the Closing Date of this Agreement, notwithstanding the non-compete obligations arising from the Service Agreements – Kovr Managers, applicable in addition to those set forth herein, in view of the difference in their nature.

10.6. Breach of the Non-Compete Obligation. In the event of a breach of the Non-Compete Obligation, the Sellers jointly undertake to pay the Buyer a non-compensatory fine in the amount corresponding to 100% (one hundred percent) of the Purchase Price, without prejudice to: (i) additional compensation for any Losses suffered by the Buyer, duly proven, in the amount exceeding the value of the fine; and (ii) the Buyer seeking all measures it deems appropriate to specifically enforce the violated obligation and prevent the non-compliance from continuing.

10.7. Non-Solicitation. Unless previously and expressly agreed in writing by the Buyer, the Sellers undertake, directly or indirectly, including through an Affiliated Related Party or any intermediary Person, for their own benefit or for the benefit of Third Parties, to refrain, throughout the national territory, from (i) contacting, persuading, or encouraging employees, collaborators, administrators, partners, distributors, or commercial representatives to leave their employment or work, or to terminate their service or supply contract with the Companies; and/or (ii) hire or offer employment to any employees, collaborators, commercial representatives, administrators, managers, or agents of the Companies who have terminated their relationship with the Companies for a period of 3 (three) years from the date of termination of their respective relationship (subject to the maximum term of the Non-Solicitation Obligation, provided for in Clause 10.8); (iii) request, divert, or agree to perform Competing Activity for any customer of the Companies; and (iv) make any statement or assertion that denigrates the image of the Companies, the Buyer and/or its Affiliates, or take any action to discourage any customer, supplier, service provider, or business partner of the Companies and/or the Buyer from maintaining their relationship with the Companies and/or the Buyer (“Non-Solicitation Obligation”).

10.8. The Non-Solicitation Obligation set forth in Clause 10.7 shall remain in effect for a period of 5 (five) years from the Closing Date.

10.9. Breach of the Non-Solicitation Obligation. In the event of a breach of the Non-Solicitation Obligation, the Sellers jointly undertake to pay the Buyer a non-compensatory fine in the amount corresponding to 24 (twenty-four) times the gross monthly salary of the person (including employee, collaborator, service provider, administrator, partner, distributor, and commercial representative) in relation to whom the Non-Solicitation Obligation was breached, notwithstanding: (i) supplementary compensation for any Losses suffered by the Buyer, duly proven, in the amount exceeding the value of the fine; and (ii) the Buyer seeking all measures it deems appropriate to specifically enforce the breached obligation and prevent the breach from continuing.

10.10. For clarification purposes, the penalty provided for in Clause 10.9 shall be calculated based on the amount of the last gross monthly salary paid by the Company, also considering the advance payment of collective bargaining agreements and including any other additional amounts, whether considered salary or not, such as vacation pay, thirteenth month salary, benefits, bonuses, etc.

10.11. Negotiation and Context. The Parties and the Companies acknowledge and agree that the term, scope, and other provisions of Clauses 10.4 to 10.10 have been negotiated, are reasonable, and are in accordance with the circumstances of the Transaction. The Non-Compete Obligation and Non-Solicitation Obligation imposed on the Sellers are intended to ensure the pursuit and achievement of the Companies’ corporate purpose and to prevent the Buyer and/or the Companies from incurring Losses resulting from any defaults by the Sellers. The Purchase Price paid by the Buyer in the context of the Transaction takes into account the Non-Competition and Non-Solicitation obligations assumed by the Sellers.

10.12. The Parties and the Companies acknowledge and agree that, however, the Non-Compete Obligation and the Non-Solicitation Obligation in Clauses 10.4 to 10.10 to the Key Person in relation to whom an Early Maturity of the Acquisition Price occurs, it being understood that in relation to the other Key Persons, the aforementioned obligations will remain fully valid and effective.

10.13. [***].

10.13.1. [***].

10.13.2. [***].

10.13.3. [***]:

(i) [***];

(ii) [***].

10.13.4. [***].

10.13.5. [***].

11.	GENERAL PROVISIONS

11.1. Late Payment Charges. Failure to pay in full any monetary obligation due under this Agreement, in the manner and within the time limits set forth herein, including any part of the Purchase Price and any amount due as compensation, shall subject the debtor party to the payment of such amounts plus default interest of 1% (one percent) per month plus monetary correction based on the IPCA variation, calculated pro rata die, from the date on which they become due until the date of actual payment, in addition to a fine of 2% (two percent) on the total amount due.

11.2. PENALTY CLAUSE. In the event of non-compliance or default on any obligation under this Agreement by one of the Parties, the other Party shall notify it to comply with such obligation within 15 (fifteen) days. If the obligation has not been fulfilled by the end of this period, or immediately in cases where the breach or default cannot be remedied, the innocent Party shall be entitled to a non-compensatory fine in the total amount of 5% (five percent) of the Purchase Price, which shall be paid within 2 (two) Business Days of receipt of the notification requesting payment, by Electronic Transfer to the notifying party’s current account indicated in Annex 2.8.

11.3. Entire Agreement. This Agreement and its Annexes constitute the sole and entire understanding between the Parties with respect to the matters addressed herein. The Parties agree that this Agreement faithfully records all previous negotiations between them, as well as their intentions, and fully supersedes any and all discussions, understandings, communications, memorandums, correspondence, proposals, negotiations, and preliminary agreements between the Parties or any of their representatives that preceded its signing.

11.4. Tolerance. The tolerance of one Party in relation to the possible default of any obligation by the other Party shall not mean novation or alteration of the contractual provisions, which shall remain valid, effective, and binding. Thus, it is expressly and irrevocably established that the exercise by the Parties of any rights or powers granted to them under this Agreement or their agreement to a delay in performance or non-performance of an obligation shall not affect any rights or powers that may be exercised at any time, nor shall it alter in any way the conditions hereby stipulated.

11.5. Nullity or Ineffectiveness. If any provision of this Agreement becomes void or ineffective, the validity or effectiveness of the remaining provisions shall not be affected, remaining in full force and effect, and in such case, the Parties shall enter into negotiations in good faith to replace the ineffective provision with another that, as far as possible and reasonable, achieves the desired purpose and effects.

11.6. Amendments. This Agreement may only be amended, replaced, or extended and/or its terms waived by a written instrument signed by all Parties.

11.7. Binding Effect. This Agreement is entered into irrevocably and irreversibly and binds not only the Parties and the Companies, but also their successors in any capacity, without prejudice to the provisions hereby agreed upon.

11.8. Specific Performance. The Parties agree that, if any of the provisions of this Agreement are not complied with in accordance with its terms and conditions, the Parties may seek specific performance of the violated terms through judicial relief, pursuant to Articles 784 et seq. of the Code of Civil Procedure, without prejudice to any additional remedies.

11.9. Costs and Expenses. The Parties shall bear their respective direct and indirect costs and expenses, including attorneys’ fees, incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated herein.

11.10. Assignment. This Agreement and the rights arising therefrom may not be transferred or assigned, in whole or in part, to Third Parties by the Sellers and the Companies without the prior and express consent of the Buyer. The Buyer may assign or transfer, at its sole and exclusive discretion, this Agreement and/or the rights arising therefrom at any time and without the need for the Sellers’ consent.

11.11. Contractual Deadlines. All deadlines set forth in this Agreement shall be counted as provided for in Article 132 of the Civil Code and Article 224 of the Code of Civil Procedure, that is, excluding the start date and including the expiration date. All deadlines established in this Agreement that fall on Saturdays, Sundays, or federal, state, or municipal holidays, the latter in the city of São Paulo, State of São Paulo, shall be automatically extended to the first subsequent Business Day. Deadlines of months and years shall expire on the day of the same number as the start date, or on the immediately following day, if there is no exact correspondence.

11.12. Clause Headings. The headings and titles of the clauses contained in this Agreement are for reference purposes only and are irrelevant for the purposes of interpreting or analyzing this Agreement, and do not affect, under any circumstances, the meaning, analysis, or interpretation of anything contained herein.

11.13. Recitals and Annexes. The Recitals and Annexes are an integral part of this Agreement and shall, for all purposes, be interpreted in conjunction with the other clauses of the Agreement.

11.14. Economic Freedom. This Agreement is the product of negotiation between the Parties, having been drafted jointly and reflecting freely negotiated terms, including in relation to prices, considerations, fines, penalties, and other ordinary and late charges and payments, obligations of each Party, representations, conditions for the established business, choice of law, and indemnification, and neither Party may refuse to perform any obligation on the grounds that this Agreement and/or any of its clauses is contrary to applicable laws and regulations.

11.15. Consenting Intervening Party(ies). The Companies sign this Agreement expressly agreeing to all its terms, undertaking to (i) respect, comply with, and enforce all rights and obligations established in this Agreement, observing applicable laws; and (ii) refrain from registering, enforcing, or taking any action whatsoever as a result of acts or omissions that violate the provisions of this Agreement.

11.16. Joint and several liability. The Sellers shall be jointly and severally liable for all obligations assumed in this Agreement, without any benefit of any kind, including those provided for in articles 366, 368, 821, 827, 829, 830, 834, 835, 837, 838, and 839 of the Civil Code, and Articles 130 and 794 of the Code of Civil Procedure, except in relation to the obligations arising from Clauses 8.4.1 and 10.12.3(ii)(b), which shall be exclusively and individually enforceable against each Seller that gives rise to their application.

11.17. Compensation. The Buyer may offset any amounts payable with any amounts receivable from the Sellers or the Consenting Intervening Parties under this Agreement, in accordance with Articles 368 to 380 of the Civil Code.

11.18. Electronic Signature. This Agreement is executed and formalized through the D4Sign signature platform, pursuant to Provisional Measure No. 2,220-2, dated August 24, 2001, using certificates issued in accordance with the parameters of the Brazilian Public Key Infrastructure. The signatories expressly declare, unequivocally, that the electronic signature is legally valid, enforceable, and sufficient to bind the signatories to all the terms and conditions of this Agreement, provided that they are signed by the legal representatives of the signatory parties, pursuant to Article 10, §2, of Provisional Measure No. 2,200-2, dated August 24, 2001, and Article 6 of Decree No. 10,278, dated March 18, 2020, so that this Agreement shall be considered signed, enforceable, and binding between the signatories and before third parties. The signatories waive the possibility of requiring the exchange, sending, or delivery of physical (non-electronic) signed copies of this instrument and its annexes, as well as waiving the right to refuse or contest the validity of electronic signatures, to the maximum extent permitted by law. Even if any of the signatories digitally sign this Agreement in a different location, the place of execution of this Agreement, for all legal purposes, is the city of São Paulo/SP. Furthermore, even if any of the signatories digitally sign this Agreement on a different date, the date of signature of this Agreement shall, for all legal purposes, be the date indicated below. The signatories to this Agreement declare that they have personally performed the procedure for validating the digital signature of this Agreement.

12.	LAW AND JURISDICTION

12.1. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Brazil.

12.2. Jurisdiction. The central court of the District of the Capital of São Paulo is hereby elected, to the detriment of any other, however privileged it may be, to settle any doubts or disputes arising from this Agreement, as well as to file any lawsuit or enforcement action arising from or based on it.

And, as they are fair and agreed upon, the Parties and Consenting Intervening Parties sign this Agreement electronically, with the signature of witnesses being waived, pursuant to paragraph 4 of art. 784 of the Code of Civil Procedure.

São Paulo, September 19, 2025.

[Signatures on the following page]

[Remainder of the page intentionally left blank]

(Signature page of the Equity Purchase Agreement And Other Covenants, entered into on September 19, 2025 by and between THIAGO COELHO LEÃO DE MOURA, EDUARDO VIEGAS SILVA, MARINA BRANCO PERES LEÃO DE MOURA, KATIA REGINA NIGRI ZENDRON VIEGAS, SARAH GRAWER RENNÓ, RRENNO PARTICIPAÇÕES LTDA., and RENATO AGRICOLA RENNÓ, as Sellers, PICPAY PARTICIPAÇÕES E INVESTIMENTOS LTDA., as Buyer, and KOVR PARTICIPAÇÕES S.A., KOVR SEGURADORA S.A., KOVR PREVIDÊNCIA S.A., KOVR CAPITALIZAÇÃO S.A., ESTRUTURAL CORRETORA ASSESSORIA E CONSULTORIA DE SEGUROS LTDA., RAFAEL ABRAS MENDES, and PICPAY BANK – BANCO MÚLTIPLO S.A. as Consenting Intervening Parties)

SELLERS

/s/ Thiago Coelho Leão de Moura
THIAGO COELHO LEÃO DE MOURA

/s/ Eduardo Viegas Silva	/s/ Katia Regina Nigri Zendron Viegas
EDUARDO VIEGAS SILVA	KATIA REGINA NIGRI ZENDRON VIEGAS

/s/ Marina Branco Peres Leão de Moura
MARINA BRANCO PERES LEÃO DE MOURA

/s/ Renato Agricola Rennó	/s/ Sarah Grawers Renó
RENATO AGRICOLA RENNÓ	SARAH GRAWERS RENÓ

RRENNO PARTICIPAÇÕES LTDA.

/s/ Renato Agricola Rennó
Name: Renato Agricola Rennó

(Signature page of the Equity Purchase Agreement And Other Covenants, entered into on September 19, 2025 by and between THIAGO COELHO LEÃO DE MOURA, EDUARDO VIEGAS SILVA, MARINA BRANCO PERES LEÃO DE MOURA, KATIA REGINA NIGRI ZENDRON VIEGAS, SARAH GRAWER RENNÓ, RRENNO PARTICIPAÇÕES LTDA., and RENATO AGRICOLA RENNÓ, as Sellers, PICPAY PARTICIPAÇÕES E INVESTIMENTOS LTDA., as Buyer, and KOVR PARTICIPAÇÕES S.A., KOVR SEGURADORA S.A., KOVR PREVIDÊNCIA S.A., KOVR CAPITALIZAÇÃO S.A., ESTRUTURAL CORRETORA ASSESSORIA E CONSULTORIA DE SEGUROS LTDA., RAFAEL ABRAS MENDES, and PICPAY BANK – BANCO MÚLTIPLO S.A. as Consenting Intervening Parties)

BUYER

PICPAY PARTICIPAÇÕES E INVESTIMENTOS LTDA.

/s/ Eduardo Chedid Simões	/s/ Anderson Andrade Chamon do Carmo
Name: Eduardo Chedid Simões	Name: Anderson Andrade Chamon do Carmo

CONSENTING INTERVENING PARTIES

KOVR PARTICIPAÇÕES S.A.

/s/ Thiago Coelho Leao de Moura	/s/ Luiz Renno Neto
Name: Thiago Coelho Leao de Moura	Name: Luiz Renno Neto

KOVR SEGURADORA S.A.

/s/ Thiago Coelho Leao de Moura	/s/ Luiz Renno Neto
Name: Thiago Coelho Leao de Moura	Name: Luiz Renno Neto

KOVR PREVIDÊNCIA S.A.

/s/ Thiago Coelho Leao de Moura	/s/ Luiz Renno Neto
Name: Thiago Coelho Leao de Moura	Name: Luiz Renno Neto

KOVR CAPITALIZAÇÃO S.A.

/s/ Thiago Coelho Leao de Moura	/s/ Anna Paula Berardo Carvalho Lima
Name: Thiago Coelho Leao de Moura	Name: Anna Paula Berardo Carvalho Lima

/s/ Rafael Abras Mendes
RAFAEL ABRAS MENDES

ESTRUTURAL CORRETORA ASSESSORIA E CONSULTORIA DE SEGUROS LTDA.

/s/ Rafael Abras Mendes
Name: Rafael Abras Mendes

PICPAY BANK – BANCO MÚLTIPLO BANK S.A

/s/ Eduardo Chedid Simões	/s/ Simao Luiz Kovalski
Name: Eduardo Chedid Simões	Name: Simao Luiz Kovalski

Annex D

Bank Credit Note (CCB) with Eduardo Viegas Silva, Bank Credit Note (CCB) with Thiago Coelho Leão de Moura, and Commercial Note with RRennó Participações Ltda.

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 1.1.(a)

Form of Service Agreements – Kovr Managers

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 2.1.2(iii)
Methodology for Calculation of Portion of the Kovr Purchase Price to be Paid
Pursuant to Clause 2.1.2(iii)

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 2.1.2(v)
Method for Calculation of Portion of the Kovr Purchase Price to be Paid
Pursuant to Clause 2.1.2(v)

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 2.2
Form of Release Form regarding the Call Option

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 2.2.5
Draft of Amendment to the Articles of Association Estrutural Pursuant to Clause 2.2.5

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 2.6(a)
Form of Shareholders’Agreement of Kovr

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 2.6(b)
Form of Partners’ Agreement of Estrutural

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 2.8
Bank Accounts of the Parties

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 3.2(iv)
Draft of the Minutes of the Extraordinary General Shareholders’ Meeting of Kovr Participações Pursuant to Clause 3.2.(iv)

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 3.2(vi)
List of Intellectual Property

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 4.2(vi)
Draft of the Minutes of the Extraordinary General Shareholders’ Meeting of Kovr Participações Pursuant to Clause 4.2(vi)

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 4.2(vii)
Draft of the Minutes of the Extraordinary General Shareholders’ Meeting of Kovr Participações Pursuant to Clause 4.2(vii)

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 4.2(vii)
Draft of the Minutes of the Extraordinary General Shareholders’ Meeting of Kovr Participações Pursuant to Clause 4.2(viii)

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 4.2(ix)
Draft of the Amendment to the Articles of Association of of Estrutural Pursuant to Clause 4.2(ix)

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 5.1(vi)
List of Consents

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 5.1(xvii)
List of Claims

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 5.1(xix)
Labor and Social Security Claims

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 5.1(xx)
List of Agreements that Restrict the Companies’ Business Activities

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 5.1(xxiii)
Audited or Unaudited Financial Statements of Kovr Capitalização, Kovr Seguradora, Kovr Previdência, Kovr Participações and Estrutural

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex 10.4.2
List of Companies Invested by the Sellers or Key-Persons

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]